CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the RBB Fund, Inc. of our reports dated October 29, 2021, relating to the financial statements and financial highlights, which appear in DriveWealth Steady Saver ETF, DriveWealth Power Saver ETF, Free Market U.S. Equity Fund, Free Market International Equity Fund, Free Market Fixed Income Fund, Matson Money U.S. Equity VI Portfolio, Matson Money International Equity VI Portfolio, Matson Money Fixed Income VI Portfolio, Adara Smaller Companies Fund and Aquarius International Fund (each constituting a separate series of the RBB Fund, Inc.) Annual Reports on Form N-CSR for the year ended August 31, 2021. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", "Financial Highlights", and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

December 20, 2021